UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 26, 2022
Date of Report (date of earliest event reported)
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BUNGE LIMITED
(Exact name of registrant as specified in its charter)
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Bermuda (State or other jurisdiction of incorporation or organization)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)
1391 Timberlake Manor Parkway Chesterfield, MO 63017
(Address of principal executive offices and zip code)
(314) 292-2000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	BG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry Into a Material Definitive Agreement
On July 26, 2022, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Limited (“Bunge”), entered into an unsecured U.S. $750,000,000 (the “Total Commitments”) three-year Term Loan Agreement (the “Term Loan Agreement”) among BLFC, as borrower, Sumitomo Mitsui Banking Corporation, Bank of America, N.A., BNP Paribas, Citibank, N.A., Coöperatieve Rabobank U.A., New York Branch, ING Bank, N.V., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., PNC Bank, National Association, Royal Bank of Canada, The Toronto-Dominion Bank, New York Branch, Truist Bank, U.S. Bank National Association and Wells Fargo Bank, National Association, as syndication agents, JPMorgan Chase Bank, N.A., as administrative agent, and certain lenders party thereto (the “Lenders”). Under the Term Loan Agreement, the Lenders are committed to make loans (the “Loans”) one time in an aggregate amount not exceeding the Total Commitments on a date (the “Drawdown Date”) prior to October 26, 2022 (the “Commitment Period”). The Term Loan Agreement matures on the third anniversary of the Drawdown Date. BLFC may use proceeds from the Loans under the Term Loan Agreement to fund intercompany advances to Bunge and/or certain Bunge subsidiaries, repay outstanding pari passu indebtedness of BLFC, pay expenses incurred in connection with the Term Loan Agreement and any pari passu indebtedness of BLFC and for general working capital purposes.

The Loans under the Term Loan Agreement will bear interest at the daily simple secured overnight financing rate (“SOFR”) plus a 0.10% SOFR adjustment and the Applicable Margin (defined below). The margin applicable to a daily simple SOFR borrowing (the “Applicable Margin”) will vary between 0.70% and 1.25% and be based on the higher of the senior long-term unsecured debt rating that Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) provides of (a) Bunge or (b) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge, then the Bunge Master Trust or (c) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge or the Bunge Master Trust, then BLFC (the “JPM Rating Level”). Amounts under the Term Loan Agreement that remain undrawn are subject to a commitment fee payable on the last day of the Commitment Period based on the undrawn portion of the Term Loan Agreement at rates ranging from 0.09% to 0.225%, varying based on the JPM Rating Level.

The Term Loan Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BLFC, among other things, to incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

The obligations of BLFC under the Term Loan Agreement are guaranteed by Bunge pursuant to a separate Guaranty, dated July 26, 2022 (the “Guaranty”). The Guaranty contains certain customary representations and warranties and affirmative and negative covenants. The Guaranty obligates Bunge to maintain a specified total consolidated currents assets to adjusted total consolidated current liabilities ratio, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio and a maximum secured indebtedness to tangible assets ratio. The Guaranty also includes certain limitations on the ability of Bunge to engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

From time to time, certain of the Lenders under the Term Loan Agreement and/or their affiliates provide financial services to Bunge, BLFC and other subsidiaries of Bunge.

The Term Loan Agreement and the Guaranty are included as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated by reference herein.

The foregoing descriptions of the Term Loan Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01 - Financial Statements and Exhibits
(d):     Exhibits.

Exhibit No.	Description
10.1	Term Loan Agreement, dated July 26, 2022
10.2	Guaranty by Bunge Limited pursuant to the Term Loan Agreement, dated July 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2022

BUNGE LIMITED

By:	/s/ Lisa Ware-Alexander
Name:	Lisa Ware-Alexander
Title:	Secretary